EXHIBIT 10.30

SPECIALTY PROGRAM BUSINESS POOL MANAGEMENT AGREEMENT

This Specialty Program Business Pool Management Agreement (“Pool Management Agreement”) by and between Tower Insurance Company of New York (“TICNY”), an insurance company domiciled in New York, and CastlePoint Insurance Company (“CPIC”), an insurance company domiciled in New York, is made effective as of 12:01 a.m., January 1, 2007,  (the “Effective Date”).

WHEREAS, TICNY and CPIC are each authorized to transact, and do transact, a multiple line property and casualty insurance business; and

WHEREAS, TICNY and CPIC desire to pool their respective Specialty Program Business  (defined below) in order to make more efficient use of available surplus and achieve other operating efficiencies; and

WHEREAS, TICNY and CPIC have entered into the Specialty Program Business Pooling Agreement to which this Pool Management Agreement is attached; and

WHEREAS, the pool participants desire CPIC to be the manager of such pool, in view of its expertise in Specialty Program Business;

NOW, THEREFORE, for mutual considerations, the sufficiency and receipt of which are hereby acknowledged, TICNY and CPIC agree as follows:

ARTICLE I            Definitions

The following terms, whenever used herein, shall have the following meanings:

“Existing Reinsurance” shall have the same meaning that it has in the Specialty Program Business Pooling Agreement.

“Net Loss Ratio” shall have the same meaning it has in the Specialty Program Business Pooling Agreement.

“Net Premium Earned” shall have the same meaning it has in the Specialty Program Business Pooling Agreement.

“Net Written Premium” shall have the same meaning it has in the Specialty Program Business Pooling Agreement.

“Participating Companies” shall mean TICNY and CPIC.

“Policies” shall have the same meaning it has in the Specialty Program Business Pooling Agreement.

“Pool Reinsurance” shall have the same meaning it has in the Specialty Program Business Pooling Agreement.

“Pooling Percentages” shall be those percentages set forth on Schedule 1 attached to the Specialty Program Business Pooling Agreement, as amended from time to time.

“Program Business” shall have the same meaning that it has in the Specialty Program Business Pooling Agreement.

“Program Underwriting Agent” shall have the same meaning that it has in the Specialty Program Business Pooling Agreement.

“Specialty Program Business” shall have the same meaning that it has in the Specialty Program Business Pooling Agreement.

 “Specialty Program Business Pool” shall have the same meaning that it has in the Specialty Program Business Pooling Agreement.

ARTICLE II                          Term

A.            This Pool Management Agreement will become effective on the Effective Date. Any Participating Company may terminate its respective participation in this Pool Management Agreement as of the date forty-eight (48) months after the Effective Date and thereafter as of the close of a calendar quarter by giving at least six (6) months prior written notice to the other party by certified or registered mail.

B.            Notwithstanding paragraph A above, this Pool Management Agreement may be terminated immediately with respect to new or renewal business (a) at any time by mutual consent in writing by each of the Participating Companies or (b) as of the close of a calendar quarter, upon not less than sixty (60) days, prior written notice by a Participating Company to the other Participating Companies of such Participating Company’s exercise of its right to terminate its participation in the Specialty Program Business Pool.

C.            If this Pool Management Agreement is terminated pursuant to this Article II, all rights and obligations of the Participating Companies under this Pool Management Agreement prior to such termination shall continue to be governed by the terms of this Pool Management Agreement.

ARTICLE III         Pool Management

CPIC shall be the manager of the Specialty Program Business Pool and provide management services which shall include, but not be limited to, the following:

1.             Marketing, underwriting and issuance of Policies;

2.             Determining premium rates and other underwriting terms and conditions with respect to the issuance of Policies;

3.             Establishing commissions and fees to be paid to producers and/or brokers in connection with the underwriting of Policies;

4.             Establishing commissions and fees to be paid to service providers by or for the account of the Specialty Program Business Pool;

5.             Collecting premiums and other amounts due under Policies;

6.             Adjusting settling, defending and paying claims under Policies;

7.             Perform all administrative and policyholder services in connection with the issuance of Policies;

8.             Purchasing, managing and administering Existing Reinsurance and Pool Reinsurance as set forth in the Pooling Agreement;

9.             Underwriting audit and control, product development and state filings;

10.           Loss prevention/premium audit;

11.           Information technology;

12.           Accounting and cash management;

13.           Human resources and other administrative functions; and

14.           Remitting and reporting as set forth in Article IX of the Pooling Agreement.

All expenses incurred in connection with the foregoing services shall be shared between the Participating Companies based on their respective Pooling Percentage.

ARTICLE IV         Amendments

This Pool Management Agreement may be amended only if in writing and signed by each Participating Company.

ARTICLE V                          Arbitration

A.            As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Pool Management Agreement, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by each Participating Company that is a party to such dispute and an Umpire shall be chosen by the Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Underwriters at Lloyd’s of London. In the event that a Participating Company should fail to choose an Arbiter within thirty (30) days following a written request by another Participating Company to do so, the requesting Participating Company’s Arbiter shall choose a second arbiter before entering upon arbitration. If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the United States District Court having jurisdiction over the geographical area in which the arbitration is to take place, or if that court declines to act, the state court having general jurisdiction in such area.

B.            Participating Companies party to the dispute shall present their case to the Arbiters within thirty (30) days following the date of appointment of the Umpire. The Arbiters shall consider this Pool

Management Agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on all Participating Companies; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon all parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.            Each Participating Company that is a party to the dispute shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by the requesting Participating Company, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the Participating Companies that are parties to the arbitration.

ARTICLE VI         Miscellaneous Provisions

A.            Headings used herein are not a part of this Pool Management Agreement and shall not affect the terms hereof.

B.            All notices, requests, demands and other communications under this Pool Management Agreement must be in writing and will be deemed to have been duly given or made as follows:  (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier, two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered.

C.            This Pool Management Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Pool Management Agreement, nor any right or obligation hereunder, may be assigned by any party without the prior written consent of the other party hereto.

D.            This Pool Management Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

E.             This Pool Management Agreement will be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

F.             This Pool Management Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, statements, representations and warranties, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Pool Management Agreement or the subject matter hereof except as specifically set forth or contemplated herein. If any provision of this Pool Management Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Pool Management Agreement, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

G.            No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder. The rights and remedies provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or equity.

H.            Except as expressly provided for in the insolvency provisions above, nothing in this Pool Management Agreement will confer any rights upon any person that is not a party or a successor or permitted assignee of a party to this Pool Management Agreement.

I.              Wherever the words “include,” “includes” or “including” are used in this Pool Management Agreement, they shall be deemed to be followed by the words “without limitation.”

J.             This Article VI shall survive the termination of this Pool Management Agreement.

IN WITNESS WHEREOF, the Participating Companies have caused this Pool Management Agreement to be executed as of the day and year first above written, subject to the satisfaction of New York Insurance Law § 1505, including any conditions such regulators may impose on the terms of this Agreement subsequent to the date hereof.

TOWER INSURANCE COMPANY OF NEW YORK

By:	/s/ Francis M. Colalucci

Name: Francis M. Colalucci

Title: Senior Vice President and Chief Financial Officer

CASTLEPOINT INSURANCE COMPANY

By:	/s/ Joel S. Weiner

Name: Joel S. Weiner

Title: Senior Vice President and Chief Financial Officer